EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT

                NAME OF COMPANY                 STATE OF INCORPORATION
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             Semotus Systems, Corp.            British Columbia, Canada

             Simkin, Inc.                               Delaware

             WizShop.com, Inc.                          Delaware